UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

Eastside Distilling, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check in the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EASTSIDE DISTILLING, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 17, 2017

TO THE STOCKHOLDERS:

Notice is hereby given that the 2017 Annual Meeting of Stockholders of Eastside Distilling, Inc., a Nevada corporation (the “Company”), will be held at 2 p.m., local time, on November 17, 2017 at the Hilton Portland Downtown, at 921 SW 6th Avenue, Portland, Oregon 97204, for the following purposes:

1.	To elect Grover Wickersham, Trent Davis, Michael Fleming, Shelly Saunders, and Jack Peterson to the Board of Directors, each to serve until the earlier of (a) the annual general meeting of stockholders to be held in 2018 or (b) his or her successor is duly elected and qualified;

2.	To approve the reservation of an additional 192,861 shares of the Company’s common stock (“Common Stock”) for issuance under the Company’s 2016 Equity Incentive Plan (the “2016 Plan”), for a total of 500,000 shares of Common Stock;

3.	To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on September 29, 2017 as the record date (the “record date”) for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

All stockholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has previously returned a proxy.

By Order of the Board of Directors

Grover Wickersham

Chief Executive Officer and Chairman of the Board

Portland, Oregon

October 9, 2017

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on November 17, 2017: The proxy statement is available at http://www.eastsidedistilling.com/proxy-statements and the annual report to stockholders is available at http://www.eastsidedistilling.com/annual-reports.

EASTSIDE DISTILLING, INC.

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the Board of Directors of Eastside Distilling, Inc., a Nevada corporation, for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 17, 2017 at 2 p.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Portland Downtown, at 921 SW 6th Avenue, Portland, Oregon 97204. Our telephone number at our principal executive offices is (971) 888-4264. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Eastside Distilling, Inc.

These proxy solicitation materials were mailed on or about October 10, 2017 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Outstanding Shares

Only stockholders of record at the close of business on September 29, 2017 (the “record date”) are entitled to receive notice of and to vote at the Annual Meeting. Our only outstanding voting securities are shares of common stock, $0.0001 par value. As of the record date, 4,824,399 shares of our common stock were issued and outstanding, which shares of common stock are held by an aggregate of 134 stockholders of record.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to our Secretary, at the address referenced above, a written instrument revoking the proxy or delivering a duly executed proxy bearing a later date (in either case no later than the close of business on November 16, 2017) or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each holder of common stock is entitled to one vote for each share held.

This solicitation of proxies is made by our Board of Directors, and all related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers or administrative employees without the payment of any additional consideration. Solicitation of proxies may be made by mail, by telephone, by email, in person or otherwise.

Stockholders of Record and “Street Name” Holders

Where shares are registered directly in the holder’s name, that holder is the stockholder of record with respect to those shares. If shares are held by an intermediary, meaning in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered the stockholder of record as to those shares. Those shares are said to be held in “street name” on behalf of the beneficial owner of the shares. Street-name holders generally cannot directly vote their shares, and must instead instruct the broker or other nominee how to vote their shares using the voting instruction form provided by that broker or other nominee. Many brokers also offer the option of giving voting instructions over the internet or by telephone. Instructions for giving your vote as a street-name holder are provided on your voting instruction form.

Quorum; Abstentions; Broker Non-Votes

At the Annual Meeting, an inspector of elections will determine the presence of a quorum and tabulate the results of the voting by stockholders. A quorum exists when holders of a majority of the shares of stock entitled to vote are present at the Annual Meeting in person or by proxy. A quorum is necessary for the transaction of business at the Annual Meeting.

Broker non-votes can occur as to shares held in street name. Under the current rules that govern brokers and other nominee holders of record, if a street-name holder does not give instructions to its broker or other nominee, such broker or other nominee will be able to vote such shares only with respect to proposals for which the broker or other nominee has discretionary voting authority. A “broker non-vote” occurs when a broker or other nominee submits a proxy for the Annual Meeting but does not vote on a particular proposal because such broker or other nominee does not have discretionary voting power with respect to that proposal, and has not received instructions from the beneficial owner.

The election of directors (Proposal No. 1) and the approval the reservation of an additional 192,861 shares of Common Stock for issuance under the 2016 Plan and (Proposal No. 2) are proposals for which brokers do not have discretionary voting authority. If you hold your shares in street name and you do not instruct your broker how to vote on these proposals, your broker will not vote on them and these non-votes will be counted as broker non-votes. The ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm (Proposal No. 3) is considered to be discretionary and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you, as long as it holds your shares in its name.

Abstentions and broker non-votes are treated as shares present for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. For purposes of the proposal to elect directors (Proposal No. 1), the proposal to approve the reservation of an additional 192,861 shares of common stock for issuance under the 2016 Plan (Proposal No. 2), and the proposal to ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm (Proposal No. 3), abstentions and broker non-votes are not counted for determining the number of votes cast, and therefore will not affect the outcome of the vote on such proposals.

Required Votes and Voting

Assuming that a quorum is present at the Annual Meeting, the following votes will be required:

●	With regard to Proposal No. 1, the five nominees for election to the Board of Directors who receive the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the Board of Directors. Stockholders are not entitled to cumulate votes in the election of directors.

●	With regard to Proposal No. 2 and Proposal No. 3, approval of each of the proposals requires that the votes cast in favor of the proposal exceed the votes cast in opposition to it.

All shares entitled to vote and represented by properly executed, unrevoked proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given on those proxies. If no instructions are given on a properly executed proxy, the shares represented by that proxy will be voted as follows:

FOR the director nominees named in Proposal No. 1 of this proxy statement;

FOR Proposal No. 2, to approve the reservation of an additional 192,861 shares of Common Stock for issuance under the 2016 Equity Incentive Plan; and

FOR Proposal No. 3, to ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm.

If any other matters are properly presented for consideration at the Annual Meeting, which may include, for example, a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters as they deem advisable. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadlines for Receipt of Stockholder Proposals

Stockholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. We currently anticipate holding our 2018 annual meeting of stockholders in June 2018, although the Board may decide to schedule the meeting for a different date. For a stockholder proposal to be considered pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2018, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than March 1, 2018. Any proposals received after such date will be considered untimely. Submitting a stockholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a shareholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” as calculated in accordance with Rule 14a-4(c) under the Exchange Act, and may be brought before the 2018 annual meeting of shareholders provided that we receive information and notice of the proposal addressed to our Secretary at our principal executive offices, no later than April 15, 2018.

We strongly encourage any stockholder interested in submitting a proposal to contact our Secretary in advance of these deadlines to discuss any proposal he or she is considering, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of stockholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: Eastside Distilling, Inc., 2150 SE Hanna Harvester Drive, Portland, Oregon 97222, Attention: Secretary.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board of Directors shall have not less than three (3) nor more than nine (9) seats. The Board of Directors has previously set the size of the Board of Directors at seven (7) directors. Two seats are currently vacant. The Board of Directors has decided to leave the open director positions vacant at this time until qualified candidates have been identified. The directors shall be elected at each annual general meeting of the stockholders and, except as otherwise provided by applicable law, our Articles of Incorporation or Bylaws, each director shall hold office until the next annual meeting of stockholders or until the director’s successor has been elected and qualified. If for any reason directors are not elected at the annual meeting of the stockholders, they may be elected at any special meeting of the stockholders that is duly called and held for that purpose in the manner provided by the Bylaws.

Set forth below is certain information furnished to us by the director nominees. There are no family relationships among any of our directors or officers.

Nominees for Director

Five directors are to be elected at the Annual Meeting for a one-year term ending on the earlier of (a) the annual general meeting of stockholders to be held in 2018 or (b) her or his successor is duly elected and qualified. The Board of Directors has nominated Grover Wickersham, Trent Davis, Michael Fleming, Shelly Saunders, and Jack Peterson for election to the Board of Directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of Grover Wickersham, Trent Davis, Michael Fleming, Shelly Saunders, and Jack Peterson to the Board of Directors. Each of Messrs. Davis, Fleming, Peterson, Wickersham, and Ms. Saunders have indicated that he or she will serve if elected. We do not anticipate that any of these nominees will be unable or unwilling to stand for election, but if that occurs, all proxies received may be voted by the proxy holders for another person nominated by the Board of Directors. As there are five nominees, proxies may be voted for up to five persons.

Vote Required for Election of Directors

If a quorum is present, the nominees for election to the Board of Directors receiving the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the Board of Directors.

Director Nominees

The names and certain information as of the record date about the nominees are set forth below.

Grover T. Wickersham, age 68, was appointed to our Board of Directors and as our Chairman in July 2016, and as our chief executive officer in November 2016. Mr. Wickersham currently serves on the boards of directors of S&W Seed Company (NASDAQ: SANW), an agricultural products company; Verseon Corporation, a London AIM-listed pharmaceutical development company; and SenesTech, Inc. (NASDAQ: SNES), a company that has developed proprietary technology for managing animal pest populations through fertility control. Mr. Wickersham has been a director of Glenbrook Capital Management, the general partner of a partnership that invests primarily in the securities of public companies, from 1996 to the present. From 1996 until its voluntary liquidation and dissolution in 2016, Mr. Wickersham served as the chairman of the board of trustees of The Purisima Funds, a trust that oversaw mutual funds advised by Fisher Investments of Woodside, California. Between 1976 and 1981, Mr. Wickersham served as a Staff Attorney, and then as a Branch Chief, of the U.S. Securities and Exchange Commission. He holds a B.A. from the University of California at Berkeley, an M.B.A. from Harvard Business School and a J.D. from University of California, Hastings College of Law. We believe that Mr. Wickersham is qualified to serve as a member of our Board of Directors because of his experience and knowledge of corporate finance and legal matters, his experience and knowledge of operational matters gained as a past and present director of other public and private companies, and his knowledge of our company.

Trent Davis, age 48, was appointed to our Board of Directors in August 2016. Mr. Davis is currently President and COO of Whitestone Investment Network, Inc., which specializes in providing executive advisory services to small entrepreneurial companies, as well as restructuring, recapitalizing, and making strategic investments in small to midsize companies. Mr. Davis helped to successfully complete the reverse merger between Dataram Corporation (Nasdaq: DRAM), which develops, manufactures, and markets memory products primarily used in enterprise servers and workstations worldwide, and U.S. Gold Corp, which is a gold exploration and development company. While at Dataram, from July 2014 to May 2017, Mr. Davis was Lead Director, chairman of the nominating and governance and special investments committees and member of the audit and compensation committees. Previously, from December 2014 to July 2015, Mr. Davis was Chairman of the Board for Majesco Entertainment Company (Nasdaq: COOL), which is an innovative developer, marketer, publisher, and distributor of interactive entertainment for consumers around the world. From November 2013 until July 2014, Mr. Davis served as the President and a Director of Paulson Capital Corp. (Nasdaq: PLCC) until he successfully completed the reverse merger of Paulson with VBI Vaccines, (Nasdaq: VBIV). He went on to serve as a Member of its Board of Directors and Audit Committee until May 2016. Mr. Davis was also the Chief Executive Officer of Paulson Investment Company. Inc., a subsidiary of Paulson Capital Corp, from July 2005 until October 2014, where he supervised all operations and over 200 investment representatives overseeing $1.5 billion in client assets. Prior to that, commencing in 1996, Mr. Davis served as Senior Vice President of Syndicate and National Sales of Paulson Investment Company, Inc. He has extensive experience in capital markets and brokerage operations and is credited with overseeing the syndication of approximately $600 million for over 50 client companies in both public and private transactions. In 2003, Mr. Davis served as a Chairman and Board of the National Investment Banking Association. Mr. Davis holds a B.S. in Business and Economics from Linfield College and an M.B.A. from the University of Portland and held the following FINRA Licenses: Series 7, 24, 63, 66, and 79. Mr. Davis is qualified to serve on the Board because of his deep knowledge of finance and public company issues, capital market, advisory and entrepreneurial experiences, and extensive expertise in operational and executive management.

Michael Fleming, age 68, was appointed to our Board of Directors in August 2016. Mr. Fleming is currently an attorney with the law firm Ryan, Swanson & Cleveland, PLLC specializing in real estate, dispute resolution, securities and environmental matters, a position he has held since 2013. Mr. Fleming previously was an attorney with the law firm of Lane Powell PC from 2000 to 2013. Mr. Fleming is the Chairman of the Board of Directors of Jones Soda Co. (OTC: JSDA), a premium beverage company. Mr. Fleming has served on the Board of Directors of Big Brothers and Big Sisters of Puget Sound since 2002 and was Chairman of the Board of Directors for 2008/2009. He has also been the President and owner of Kidcentre, Inc., a company in the business of providing child care services in downtown Seattle, Washington, since 1988. Since 1985, he has also been the President and owner of Fleming Investment Co., an investment company. Mr. Fleming holds a Bachelor of Arts degree from University of Washington and a law degree from the University of California, Hastings College of the Law. We believe Mr. Fleming is qualified to serve on our Board of Directors because of his experience serving on public company boards, as president and owner of two businesses as well as his legal expertise in matters of business and securities law.

Shelly A. Saunders, age 56, was appointed to our Board of Directors in August 2017. Since March 2015, Ms. Saunders is a consultant for Resources Global Professionals, a consulting firm serving global corporations. From June 2013 to January 2015, Ms. Saunders served as Vice President Finance and Country CFO for Campari Canada, a wholly-owned subsidiary of Davide Campari-Milano. From July 2009 to May 2013, Ms. Saunders served as Vice President Finance for Campari America/SKYY Spirits, a wholly-owned subsidiary of Davide Campari-Milano. Prior to joining Campari America, Ms. Saunders was a consultant for Resources Global Professionals, a Director Finance for Mervyns, and a Vice President Finance and Treasurer for Organic, Inc., among other positions. Ms. Saunders received a B.A. in Economics from Stanford University and an MBA from University of California, Berkeley. Because of her prior service as a finance professional for one of the largest global spirits companies and her extensive experience and knowledge of, and contacts within, the spirits industry, we believe Ms. Saunders will be a valuable member of our board of directors and is well qualified to serve on our board and our audit committee.

Jack Peterson, age 53, was appointed to our Board of Directors in August 2017. Since May 2007, Mr. Peterson has been the President of Sandstrom Partners, a brand development company that focuses on the creation and revitalization of thought leading brands such as Bulleit Bourbon, St-Germain, Stillhouse Whiskey, Miller Brewing, Pernod Ricard and Aviation Gin. In addition to Eastside, clients of the firm include Bacardi, Pernod Ricard, Brown Foreman and Diageo. From March 1996 to April 2007, Mr. Peterson was President of Borders, Perrin, Norrander, a full-service advertising agency in Portland, OR. Previously, Mr. Peterson served as account director and account executive at several advertising agencies including Hal Riney & Partners in San Francisco. Mr. Peterson holds a B.A. from the University of Minnesota. Because of his professional experience in brand development and establishing brand equity, and his contacts within the spirits industry, we believe Mr. Peterson will be a valuable member of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF Messrs. Wickersham, Davis, Fleming, and peterson, AND MS. SAUNDERS TO THE BOARD OF DIRECTORS.

Executive Officers

The names and certain information about our executive officers as of the record date are set forth below:

Name	Age	Position
Grover T. Wickersham	68	Chief Executive Officer and Chairman of the Board
Steven Shum	47	Chief Financial Officer
Melissa Heim	33	Executive Vice President Operations and Master Distiller
Jarrett Catalani	48	Executive Vice President Sales
Allen Barteld	51	President and Chief Executive Officer of Motherlode
Murray Smith	46	Controller

Mr. Wickersham’s biographical details are set out above under the heading “Director Nominees.”

Steven Shum, age 47, has served as our chief financial officer since October 2015. Prior to joining us, Mr. Shum served as an officer and director of XZERES Corp from October 2008 until April 2015, a publicly-traded global renewable energy company, in various officer roles, including chief operating officer from September 2014 until April 2015, chief financial officer, principal accounting officer and secretary from April 2010 until September 2014 (under former name, Cascade Wind Corp) and chief executive officer and president from October 2008 to August 2010. Mr. Shum also serves as the managing principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.) and served as its executive vice president for four years, heading up the product development efforts and contributing to operations, business development, and sales. He spent six years as an investment research analyst and portfolio manager of D.N.B. Capital Management, Inc. His previous employers include Red Chip Review and Laughlin Group of Companies. He earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992.

Jarrett Catalani, age 48, has served as our Senior Vice President Sales since July 2017. Mr. Catalani brings 27 years of experience in the alcoholic beverage industry. Prior to joining us, from May 2016 to September 2016, Mr. Catalani served as Senior Vice President Sales for Fishbowl Spirits, a premium spirits company, owned by singer songwriter Kenny Chesney. From October 2010 to April 2016, Mr. Catalani worked at ROUST (Russian Standard Vodka), in various officer roles, including Western Divisional Vice President from October 2010 until November 2012, and Senior Vice President of Sales from November 2012 until April 2016. From 2003 to 2010, Mr. Catalani worked in various roles at DIAGEO, his last position being Reserve Brand Director, California. Mr. Catalani’s other employers include Pilsner Urquell USA, Pete’s Brewing Company, Jim Taylor Corporation and Wilhelmi Beverage. Mr. Catalani holds a B.S. in Business Management from Southern Illinois University – Carbondale.

Melissa Heim, age 33, has served as our master distiller since June 2012. In November 2016, she was appointed our Executive Vice President Operations. We believe Ms. Heim is the first female commercial master distiller and blender west of the Mississippi River. Prior to joining our company, she apprenticed at and then served as head distiller at Rogue Distillery and Public House in Portland’s Pearl District, holding the position of head distiller from 2008 to 2010. Also, Ms. Heim co-founded and served as president of the Clear Boots Society, an organization that supports women’s leadership in the spirits industry. Ms. Heim studied Liberal Arts with emphasis on English at the University of Oregon.

Allen Barteld, age 51, has served as President and Chief Executive Officer of MotherLode, our wholly-owned subsidiary acquired in March 2017, since June 2014. Prior to forming MotherLode in 2013, Mr. Barteld served as CEO of LawWerx, a software company, from 2009 to 2012. Mr. Barteld earned a Juris Doctor and Masters of Business Administration from Willamette University in 1997.

Murray Smith, age 46, has been our Controller since October 2016. Mr. Smith is a licensed Certified Public Accountant and Certified Fraud Examiner with over twenty-four years’ accounting and finance leadership experience. Prior to joining us, from 2014 to 2016, Mr. Smith operated his own consulting practice focusing on contract-CFO services, corporate restructuring projects, Sarbanes-Oxley compliance and internal audit outsourcing. From 2010 to 2014, Mr. Smith served as the Chief Financial Officer for Paulson Capital Corp. (NASDAQ: PLCC) where he was also responsible for regulatory compliance with the SEC, NASDAQ and FINRA. From 2009 to 2015, he also served as the Chief Financial Officer for Jewett-Cameron Trading Company, Ltd. (NASDAQ: JCTCF). Mr. Smith’s other previous employers have included Intel, Arthur Andersen and Teledyne. Mr. Smith holds a Bachelor of Arts degree in Business Administration, with a concentration in Accounting, from the University of Washington.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure

The Board of Directors has adopted a structure under which the chief executive officer and chairman of our Board of Directors is a separate role from our vice-chairman and lead independent director. We believe the current separation of the vice-chairman/lead independent director from the chairman/chief executive officer role allows the chief executive officer to focus his time and energy on running our business and managing our operations, while leveraging the experience and perspectives of the vice-chairman. Our chief executive officer has generally also been a member of the Board of Directors. Mr. Wickersham is the chairman as well as our chief executive officer. We believe it is important to make information and insight about us directly available to the directors in their deliberations. Our Board of Directors believes that separating the chief executive officer/chairman and vice-chairman/lead independent director roles is the appropriate leadership structure for us at this time and demonstrates our commitment to effective corporate governance.

Our chairman of the board is responsible for the effective functioning of our Board of Directors, enhancing its efficacy by guiding Board of Directors processes and presiding at Board of Directors meetings. Our chairman presides at stockholder meetings and ensures that directors receive appropriate information from our management to fulfill their responsibilities. Our chairman also acts as a liaison between our Board of Directors and executive management, facilitating clear and open communication between management and the Board of Directors.

Board of Directors Role in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors will not have a standing risk management committee, but rather intends to administer this oversight function directly through our Board of Directors as a whole, as well as through our various standing committees as described below, that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. While our Board is ultimately responsible for risk oversight, our standing committees and management assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. For example, our audit committee is responsible for monitoring and assessing risk exposure related to financing, accounting and investment risks.

Director Independence

Generally, under the listing requirements and rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board of Directors has determined that Trent Davis, Michael Fleming, and Shelly Saunders are independent within the meaning of NASDAQ listing standards. Accordingly, a majority of our directors is independent, as required under applicable NASDAQ rules. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Standing Committees and Attendance

The Board of Directors held a total of nine meetings during 2016. All directors attended more than 75% of the aggregate of the meetings of the Board of Directors held during the period for which he or she was a director in 2016.

In September 2016, the Board of Directors established the following standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The Board of Directors determined that establishing standing audit, compensation, and nominating and corporate governance committees is an important element of sound corporate governance. Each committee held a total of three meetings during 2016, and all directors attended more than 75% of the meetings of the committees, if any, upon which such director served during the period for which he or she has been a committee member during 2016.

Audit Committee

Our audit committee oversees the engagement of our independent public accountants, reviews our audited financial statements, meets with our independent public accountants to review internal controls and reviews our financial plans. Our audit committee currently consists of Michael M. Fleming, who is the chair of the committee, Trent D. Davis and Shelly A. Saunders. Each of Messrs. Davis and Fleming and Ms. Saunders has been determined by our Board of Directors to be independent in accordance with NASDAQ and SEC standards. Our Board of Directors has also designated each of Mr. Fleming and Ms. Saunders as an “audit committee financial expert” as the term is defined under SEC regulations and has determined that each of Mr. Fleming and Ms. Saunders possesses the requisite “financial sophistication” under applicable NASDAQ rules. The audit committee operates under a written charter which is available on our website at http://www.eastsidedistilling.com/s/ESDI-Audit-Committee-Charter-Adopted-101316.pdf. Both our independent registered accounting firm and internal financial personnel will regularly meet with our audit committee and have unrestricted access to the audit committee. Each member of the audit committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, no member of the audit committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years.

Compensation Committee

Our compensation committee reviews and recommends policies, practices and procedures relating to compensation for our directors, officers and other employees and advising and consulting with our officers regarding managerial personnel and development. Our compensation committee currently consists of Trent D. Davis, who is the chair of the committee and Michael M. Fleming, each of whom has been determined by our Board of Directors to be independent in accordance with NASDAQ standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee operates under a written charter which is available on the Company’s website at http://www.eastsidedistilling.com/s/ESDI-Compensation-Committee-Charter-Adopted-101316.pdf. The compensation committee has not yet established processes and procedures for the consideration and determination of executive and director compensation, except as set forth in the compensation committee charter.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee (“Nominating Committee”) evaluates the composition, size and governance of our Board of Directors and its committees, evaluating and recommending candidates for election to our Board of Directors, establishing a policy for considering stockholder nominees and reviewing our corporate governance principles and providing recommendations to the Board of Directors. Our Nominating Committee currently consists of Michael M. Fleming, who is the chair of the committee, and Trent D. Davis, each of whom has been determined by our Board of Directors to be independent in accordance with NASDAQ standards. The Nominating Committee operates under a written charter which is available on the Company’s website at http://www.eastsidedistilling.com/s/ESDI-Nominating-and-Corporate-Governance-Committee-Charter-Adopted-10.pdf.

Director Nomination Process

The Nominating Committee identifies director nominees by first considering those current members of the Board of Directors who are willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service, if the Nominating Committee or the Board of Directors decides not to re-nominate a member for reelection, if the Nominating Committee or the Board of Directors decided to fill a director position that is currently vacant or if the Nominating Committee or the Board of Directors decides to recommend that the size of the Board of Directors be increased, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board of Directors and management are polled for suggestions as to individuals meeting the Board of Directors’ criteria. Research may also be performed to identify qualified individuals. Nominees for director are selected by a majority of the members of the Board of Directors, with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination. All of our directors participated in the consideration of the director nominees for election at the Annual Meeting. Although the Nominating Committee and the Board of Directors do not have a formal diversity policy, the Board of Directors instructed the Nominating Committee to consider such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the Nominating Committee include judgment, knowledge, skill, diversity (including factors such as race, gender and experience), integrity, experience with businesses and other organizations of comparable size, including experience in the spirits industry, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors.

In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of us and our stockholders, act ethically at all times and adhere to the applicable provisions of our code of business conduct and ethics. Other than consideration of the foregoing and applicable SEC and NASDAQ requirements, unless determined otherwise by the Nominating Committee, there are no stated minimum criteria, qualities or skills for director nominees. However, the Nominating Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. In addition, at least one member of the Board of Directors serving on the audit committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable NASDAQ and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable NASDAQ rules.

The Nominating Committee and the Board of Directors may consider suggestions for persons to be nominated for director that are submitted by stockholders. The Nominating Committee will evaluate stockholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Stockholders suggesting persons as director nominees should send information about a proposed nominee to our Secretary at our principal executive offices as referenced above at least 90 days before the anniversary of the prior year’s annual stockholder meeting. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of Eastside Distilling, Inc., a description of the proposed nominee’s relationship to the stockholder and any information that the stockholder feels will fully inform the Board of Directors about the proposed nominee and his or her qualifications. The Board of Directors may request further information from the proposed nominee and the stockholder making the recommendation. In addition, a stockholder may nominate one or more persons for election as a director at our annual meeting of stockholders. Please see the section above titled “Deadlines for Receipt of Stockholder Proposals” for important information regarding stockholder proposals, including director nominations.

Code of Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors. We will provide to any person without charge, upon request, a copy of our code of business conduct and ethics. Requests may be directed to our principal executive offices at 2150 SE Hanna Harvester Drive, Portland, OR 97222. Also, a copy of our code of business conduct and ethics is available on our website. We will disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

2016 Director Compensation

On October 13, 2016, the Company’s Board of Directors approved the grant of non-qualified stock options under the 2016 Plan (as defined below) to purchase up to 11,667 shares of common stock at an exercise price of $5.40 per share (each on a post-reverse split basis) to each of our non-employee directors as of that date, Messrs. Davis, Fleming, Hirson and Wickersham. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board of Director and any committee meetings, provided that we have the resources to pay these expenses. Currently, directors receive no other compensation for their services on our Board. The following table sets forth information regarding compensation earned by or paid to our non-employee directors during the year ended December 31, 2016.

Name	Option Awards ($)(1)	Total ($)
Trent D. Davis	$31,500	$31,500
Michael M. Fleming	$31,500	$31,500
Lawrence Hirson	$31,500	$31,500
Grover T. Wickersham (2)	$31,500	$31,500

(1)	Represents a grant of non-qualified stock options under the 2016 Plan to purchase up to 11,667 shares of common stock at an exercise price of $5.40 per share to each of our non-employee directors as of October 13, 2016 without regards to forfeitures, computed in accordance with ASC Topic 718 – Stock Compensation (“ASC 718”).

(2)	The option awards to Mr. Wickersham were made prior to his employment with us as chief executive officer in November 2016.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned during the past two fiscal years by (i) the two persons who served as our chief executive officer during 2016 and (ii) the two most highly compensated executive officers other than the chief executive officer who were serving as executive officers at the end of 2016 and whose total compensation for 2016 exceeded $100,000. The persons described in clauses (i) and (ii) above are collectively referred to herein as our “named executive officers.”

	Summary Compensation Table
							All Other
Name and Position	Year	Salary		Bonus	Options		Compensation		Total ($)
Grover T. Wickersham (1)	2016	$—		$—	31,500	(2)	$—		$31,500
Chief Executive Officer and Chairman of the Board	2015	$—		—	—		$—		$9,000

Steven Shum (3)	2016	$183,942	(4)	$—	$63,600	(5)	$—		$247,542
Chief Financial Officer	2015	$48,750	(4)	—	198,050	(6)	$—		$246,800

Steven Earles (7)	2016	$180,673	(8)	$—	$—		$30,000	(9)	$210,673
Former President and Chief Executive Officer	2015	$152,083	(8)	—			$—		$152,083

(1)	Mr. Wickersham was appointed Chief Executive Officer in November 2016 and Chairman of the Board in July 2016.
(2)	Amounts reflect the aggregate grant date fair value of the 11,667 shares of common stock underlying the stock option on the date of grant ($5.40 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued to Mr. Wickersham vest monthly over a six-month period.
(3)	Mr. Shum has served as our Chief Financial Officer since October 1, 2015.
(4)	$48,750 and $48,250 in salary for 2015 and 2016, respectively, was converted into series A convertible preferred stock.
(5)	Amounts reflect the aggregate grant date fair value of the 20,000 shares of common stock underlying the stock option on the date of grant ($4.80 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued to Mr. Shum vest quarterly over a three-year period.
(6)	Amounts reflect the aggregate grant date fair value of the 14,167 shares of common stock underlying the stock option on the date of grant ($27.00 per share) without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. The options issued to Mr. Shum vest over a two-year period with 25% vesting in the first year following date of grant, with no options vesting during the first six months and 1/24th per month vesting during the second six months, and 75% vesting in the second year following date of grant (3/48th/month).
(7)	Mr. Earles served as our Chief Executive Officer from October 31, 2014 through November 22, 2016 and as our President through January 19, 2017.
(8)	$119,519 and $65,481 in salary for 2015 and 2016, respectively, was converted into series A convertible preferred stock.
(9)	Amounts reflect the aggregate grant date fair value of 5,406 restricted stock units (“RSUs”) on the date of grant ($5.55 per share) without regards to forfeitures, computed in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the number of shares of common stock underlying restricted stock awards and stock options granted to our named executive officers in the year ended December 31, 2016.

			Estimated Future	Estimated Future
			Payouts Under Non-	Payouts Under					Exercise or Base	Grant Date Fair Value
			Equity Incentive	Equity Incentive	All Other		All Other		Price of Option	of Stock and
	Grant	Approval	Plan	Plan	Stock		Option		Awards	Option
Name	Date	Date	Awards	Awards	Awards:		Awards:		($/Sh)	Awards(1)
					Number of		Number of
					Shares of		Securities
					Stock or		Underlying
					Units (#)		Options (#)
Grover T. Wickersham	10/13/2016	10/13/2016	—	—	—		11,667	(2)	$5.40	$63,000

Steven Earles	11/4/2016	11/4/2016	—	—	5,406	(3)	—		$5.55	$30,000

Steven Shum	9/20/2016	9/20/2016	—	—	—		20,000	(4)	$4.80	$96,000

(1)	Represents the grant date fair value of each equity award calculated in accordance with FASB Statement No. 123R – Accounting for Stock-Based Compensation.
(2)	Options vest monthly over a six-month period.
(3)	RSUs vest in four equal installments with 25% vesting on the grant date and 25% vesting on each of January 1, 2017, April 1, 2017 and July 1, 2017.
(4)	Options vest quarterly over a three-year period.

Employment Agreements

We have agreements with certain of our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group.

Employment Agreement with Steven Earles

On February 6, 2015, we entered into an employment agreement with Steven Earles to serve as president, chief executive officer, chief financial officer and chairman of our Board of Directors. The agreement had an initial term that was set to end on February 5, 2018 and provided for an annual base salary during the term of the agreement of $104,000 per year. Mr. Earles is eligible to receive an annual bonus of at the discretion of the Board of Directors. On August 12, 2015, we amended Mr. Earles’ employment agreement to increase his annual base salary to $245,000. On October 5, 2015, Mr. Earles resigned as our chief financial officer.

The agreement also contains the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) two weeks paid vacation leave; (iii) medical, dental and life insurance benefits; (iv) 36-month non-compete/non-solicitation terms; and (v) a severance payment equal to six months of base salary upon termination without cause (as defined in the agreement).

Effective November 4, 2016, we entered into a Second Amendment to Employment Agreement (the “Earles Amendment”) with Mr. Earles. Under the Earles Amendment, Mr. Earles’ base salary was decreased to $120,000 per annum. In addition, Mr. Earles agreed to waive prior accrued and unpaid salary totaling approximately $182,000. He was granted a restricted stock units award pursuant to our 2016 Equity Incentive Plan equal to the quotient obtained by dividing $30,000 by the closing price of our common stock on the effective date of the Earles Amendment, which our Board deemed to be the fair market value of such shares as of the date of the Earles Amendment. The shares of common stock subject to the restricted stock units vest in four equal quarterly installments on each of November 4, 2016, January 1, 2017, April 1, 2017 and July 1, 2017. We also agreed to indemnify Mr. Earles to the fullest extent allowed by our Articles of Incorporation, as amended (the “Articles”), our Amended and Restated Bylaws (the “Bylaws”), and applicable law, and notwithstanding Section 7.14 of our Bylaws, to the extent permitted by applicable law, the rights granted pursuant to the Earles Amendment will apply to acts and actions occurring since October 31, 2014.

Mr. Earles resigned as our president and director effective January 19, 2017. Mr. Earles had previously resigned as our chief executive officer on November 22, 2016.

Employment Agreement with Steve Shum

On October 5, 2015, we entered into an employment agreement with Mr. Shum. The agreement has an initial term ending on October 5, 2018 and provides for an annual base salary during the term of the agreement of $195,000 per year. Mr. Shum is eligible to receive an annual bonus of at the discretion of the Board of Directors. In addition, Mr. Shum received an option to purchase 14,167 shares of our common stock. This option has a five-year term and vests as described above.

The agreement also contains the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) two weeks paid vacation leave; (iii) medical, dental and life insurance benefits; (iv) 36-month non-compete/non-solicitation terms; and (v) a severance payment equal to six months of base salary upon termination without cause (as defined in the agreement).

Effective November 4, 2016, we entered into a First Amendment to Employment Agreement (the “Shum Amendment”) with Mr. Shum. Under the Shum Amendment, Mr. Shum’s base salary was decreased to $135,000 per annum. In addition, Mr. Shum is entitled to quarterly bonuses based on individual and company performance at the discretion of our Board of Directors as well as quarterly bonuses based on the achievement by us of certain quarterly EBITDA targets. We agreed to pay Mr. Shum $4,250 for accrued and unpaid salary, which will be paid on the earlier of a qualified equity financing or six months from the effective date of the Shum Amendment. We also agreed to indemnify Mr. Shum to the fullest extent allowed by the Articles, the Bylaws and applicable law, and notwithstanding Section 7.14 of our Bylaws, to the extent permitted by applicable law, the rights granted pursuant to the Shum Amendment shall apply to acts and actions occurring since October 31, 2014.

Employment Agreement with Melissa Heim

On February 27, 2015, we entered into an employment agreement with Ms. Heim. The agreement has an initial term ending on February 27, 2020 and provides for an annual base salary during the term of the agreement of $40,000 per year. Ms. Heim is eligible to receive an annual bonus of at the discretion of the Board of Directors. In addition, Ms. Heim received an option to purchase 417 shares of our common stock. This option has a five-year term and vests as described above.

The agreement also contains the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) ten business days paid vacation leave; (iii) medical, dental and life insurance benefits; and (iv) 36-month non-compete/non-solicitation terms.

We have increased Ms. Heim’s annual base salary during the course of her employment, and she now earns an annual base salary of $85,000.

Employment Agreement with Jarrett Catalani

Under the terms of Mr. Catalani’s employment agreement, Mr. Catalani will be employed as our Senior Vice President – Sales for a three-year term. Mr. Catalani will initially be paid an annual base salary of $150,000, subject to review from time to time by the compensation committee. Mr. Catalani’s employment agreement further provides that Mr. Catalani is eligible to participate in our annual bonus plan with an initial target annual bonus of $100,000, the actual payment of which will be determined based upon a combination of our results and individual performance against applicable performance goals fixed by the compensation committee.

In addition to salary and bonuses as summarized above, Mr. Catalani’s employment agreement provides that Mr. Catalani is eligible to participate in employee benefits plans as we may institute from time to time at the discretion of the compensation committee. On August 10, 2017, he was granted 10,000 options under the 2016 Plan, which options will vest quarterly over a three-year period, at an exercise price equal to the closing price of our common stock on the date of grant.

In the event Mr. Catalani’s employment is terminated “without cause” (as defined in Mr. Catalani’s employment agreement) after his failure to take corrective action during any applicable cure period, he will receive, in addition to any compensation otherwise due to him, payment of his then base salary and continuation of his benefits for six months following the termination. If his employment is terminated voluntarily, due to death or disability or is terminated for “cause” (as defined in Mr. Catalani’s employment agreement), all vesting of equity grants and awards will immediately cease and only routine compensation provided in Mr. Catalani’s employment agreement will be due.

Any amounts payable under Mr. Catalani’s employment agreement are subject to any policy (whether currently in existence or later adopted) established by us providing for clawback or recovery of amounts that were paid to Mr. Catalani. We will make any determination for such clawback or recovery in our sole discretion and in accordance with any applicable law or regulation.

Finally, Mr. Catalani is subject to intellectual property assignment, confidentiality and non-solicitation restrictions.

Employment Agreement with Allen Barteld

In connection with our acquisition of MotherLode, on March 8, 2017, we entered into a three-year employment agreement with Mr. Barteld. Under the terms of Mr. Barteld’s employment agreement, Mr. Barteld will be employed as the President and Chief Executive Officer of MotherLode, and will continue to serve as its manager, for a three-year term. Mr. Barteld was initially paid an annual base salary of $85,000, subject to review from time to time by the compensation committee. Upon the earlier of December 31, 2017 or the closing of a registered public offering of our common stock that results in net proceeds to us of at least $3,000,000, Mr. Barteld’s base salary was to be increased to $120,000 per year, subject to review from time to time by the compensation committee. In connection with our August 2017 follow-on public offering which resulted in net proceeds to us of approximately $5,000,000, Mr. Barteld’s salary was increased to $120,000 per year, subject to review from time to time by the compensation committee. Mr. Barteld’s employment agreement further provides that Mr. Barteld is eligible to participate in our annual bonus plan, the actual payment of which will be determined based upon a combination of our results and individual performance against applicable performance goals fixed by the compensation committee.

In addition to salary and bonuses as summarized above, Mr. Barteld’s employment agreement provides that Mr. Barteld is eligible to participate in employee benefits plans as we may institute from time to time at the discretion of the compensation committee. On March 20, 2017, Mr. Barteld was granted 250,000 incentive stock options under the 2016 Plan, which options will vest quarterly over a five-year period, at an exercise price equal to the closing price of our common stock on the date of grant.

In the event Mr. Barteld’s employment is terminated “without cause” (as defined in Mr. Barteld’s employment agreement) after his failure to take corrective action during any applicable cure period, or if he resigns for “good reason” (as defined in Mr. Barteld’s employment agreement), then he will receive, in addition to any compensation otherwise due to him, payment of his then base salary and continuation of his benefits for six months following the termination. Mr. Barteld may not resign for good reason without first providing us with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of such grounds, and a reasonable cure period of at least 30 days. If his employment is terminated voluntarily, due to death or disability or is terminated for “cause” (as defined in Mr. Barteld’s employment agreement), all vesting of equity grants and awards will immediately cease and only routine compensation provided in Mr. Barteld’s employment agreement will be due.

Any amounts payable under Mr. Barteld’s employment agreement are subject to any policy (whether currently in existence or later adopted) established by us providing for clawback or recovery of amounts that were paid to Mr. Barteld. We will make any determination for such clawback or recovery in our sole discretion and in accordance with any applicable law or regulation.

Finally, Mr. Barteld is subject to confidentiality, non-compete and non-solicitation restrictions.

Potential Payments upon Termination

Under the terms of the employment agreements for Messrs. Shum, Catalani, and Barteld, they are each entitled to a severance payment of six month’s salary at the then-applicable base salary rate in the event that we terminate their employment without “cause.” In addition, Mr. Barteld is entitled to a severance payment of six month’s salary at the then-applicable base salary rate if he resigns for “good reason.”

The following table sets forth quantitative information with respect to potential payments to be made to Messrs. Shum, Catalani, and Barteld upon termination without cause or good reason, as applicable, as provided in their respective employment agreements as described in the “Employment Agreements” section above.

Name	Potential Payment upon Termination Without Cause or for Good Reason, as applicable (1)
Steven Shum	$67,500
Allen Barteld	$60,000
Jarrett Catalani	$75,000

(1)	Employee entitled to six months’ severance at the then applicable base salary rate.

Employee Benefit Plans

The following table reflects, as of December 31, 2016, compensation plans pursuant to which the Company is authorized to issue options, warrants or other rights to purchase shares of its common stock, including the number of shares issuable under outstanding options, warrants and rights issued under the plans and the number of shares remaining available for issuance under the plans:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	327,009	$6.97	61,057

Equity compensation plans not approved by stockholders	—	—	—

Total	327,009	$6.97	61,057

We have granted options to purchase common stock to our officers, directors, employees and consultants under our 2016 Plan. The 2016 Plan also enables us to grant RSUs, restricted stock, stock appreciation rights and certain other equity-based compensation to our officers, directors, employees and consultants. Under the 2016 Plan, we awarded stock options to each of our non-employee directors in 2016. We also awarded RSUs and stock options to certain of our officers in 2016 under the 2016 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2015 as to which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person has or will have a direct or indirect material interest, other than equity and other compensation, termination and other arrangements which are described above under the headings “Director Compensation” and “Executive Compensation.”

On August 23, 2017, our Board of Directors appointed Jack Peterson to the Board to fill an existing vacancy on the Board of Directors. Mr. Peterson is also the President of Sandstrom Partners. In late 2016, with the goal of increasing its brand value and accelerating sales, the Company retained Sandstrom and tasked them with reviewing the Company’s current product portfolio, as well as its new ideas, and advising it with respect to marketing, creation of brand awareness and product positioning, locally and nationally. The Company is using Sandstrom’s full range of brand development services, including research, strategy, brand identity, package design, environments, advertising as well as digital design and development. The Company anticipates that its product packaging design will change in the second half of 2017 as a result of Sandstrom’s efforts. The Company has paid $80,000 in cash and 33,334 shares of stock valued at $145,000 (at the time of issuance) to Sandstrom Partners in 2017 to date for services rendered by Sandstrom under its agreement with the Company.

On August 10, 2017, Mr. Wickersham and his affiliates purchased 55,555 units at $4.50 per unit, with each unit consisting of one share of common stock and one warrant to purchase one shares of common stock, for total proceeds of approximately $250,000 in cash.

On June 2, 2017, Mr. Wickersham purchased 15,189 units at $3.90 per unit, with each unit consisting of one share of common stock and one three-year common stock purchase warrant exercisable at $7.50 per share (subject to adjustment), for total proceeds of $59,237 in cash.

On April 4, 2016, Mr. Earles purchased 185 units in an offering of units consisting of shares of our series A convertible preferred stock and warrants to purchase common stock (our “Series A Preferred Stock and Warrant Unit Offering”) in consideration of $185,000 in accrued and unpaid salary. Each unit consisted of one share of series A convertible preferred stock and one warrant to purchase 223 shares of common stock at an exercise price of $6.00 per share. Steven Shum, our chief financial officer, purchased 97 Units in the Series A Preferred Stock and Warrant Unit Offering in consideration of $97,000 in accrued and unpaid salary. Martin Kunkel, our former chief marketing officer, director and secretary, purchased 58 Units in the Series A Preferred Stock and Warrant Unit Offering in consideration of $58,000 in accrued and unpaid salary. Carrie Earles, our chief branding officer and wife of Steven Earles, purchased 83 Units in the Series A Preferred Stock and Warrant Unit Offering in consideration of $83,000 in accrued and unpaid salary. These issuances were unanimously approved by our Board of Directors, including all disinterested directors. Effective November 4, 2016, we entered into an agreement with Mr. Earles, the Company’s President and Chief Executive Officer, pursuant to which Mr. Earles agreed to convert 185 shares of the Company’s series A convertible preferred stock into 41,111 shares of the Company’s Common Stock and to cancel his warrant to purchase 41,107 shares of the Company’s Common Stock.

On June 9, 2016, pursuant to a subscription agreement executed by the Grover T. Wickersham Employees’ Profit Sharing Plan (“PSP”) for which Mr. Wickersham serves as trustee, the PSP purchased in a private placement an aggregate of 83,334 units, each unit consisting of one share of common stock and one common stock purchase warrant (collectively with the common stock, the “Common Stock Units”) at a purchase price of $3.00 per Common Stock Unit, for a total purchase price of $250,000.

On June 22, 2016, Mr. Wickersham directly purchased in a private placement an aggregate of 38,334 Common Stock Units at a purchase price of $3.00 per Common Stock Unit for a total purchase price of $115,000. On December 30, Mr. Wickersham assigned 24,680 of his warrants to a related and un-related party. He also voluntarily canceled 8,334 additional warrants.

On June 22, 2016, pursuant to a subscription agreement executed by an education trust established for the benefit of an unrelated minor for which Mr. Wickersham serves as trustee (“Education Trust”), the Education Trust purchased in a private placement 16,667 Common Stock Units at a purchase price of $3.00 per Common Stock Unit, for a total purchase price of $50,000.

On June 22, 2016, pursuant to a subscription agreement executed by the Lindsay Anne Wickersham 1999 Irrevocable Trust for which Mr. Wickersham serves as trustee (the “Irrevocable Trust”), the Irrevocable Trust purchased in a private placement 66,667 Common Stock Units at a purchase price of $3.00 per Common Stock Unit, for a total purchase price of $200,000.

On June 22, 2016, Mr. Fleming directly purchased in a private placement an aggregate of 8,334 Common Stock Units at a purchase price of $3.00 per Common Stock Unit, each Common Stock Unit consisting of one share of common stock and a warrant to purchase one share of Common Stock at an exercise price of $6.00 per share, for a total purchase price of $25,000.

On June 30, 2016, the PSP purchased from us a promissory note bearing interest at the rate of 8% per annum (a “Promissory Note”) for aggregate consideration of $50,000, along with a warrant to acquire 8,334 shares of common stock at a price of $6.00 per share. On July 7, 2016, the PSP purchased an additional Promissory Note for aggregate consideration of $120,000, along with a warrant to acquire 20,000 shares of common stock at an exercise price of $6.00 per share. On December 30, 2016, the PSP exercised 43,590 warrants at a price of $3.90 per share.

On June 30, 2016, the Grover T. and Jill Z. Wickersham 2000 Charitable Remainder Trust (the “Wickersham Trust”) purchased an additional Promissory Note for aggregate consideration of $50,000, along with a warrant to acquire 8,334 shares of common stock at an exercise price of $6.00 per share. On November 21, 2016, the Wickersham Trust purchased an additional Promissory Note for aggregate consideration of $75,000, along with a warrant to acquire 12,500 shares of common stock at an exercise price of $6.00 per share. On December 31, 2016, the Wickersham Trust exercised its 20,834 warrants along with an additional 11,218 warrants assigned from Mr. Wickersham all at a price of $3.90 in exchange for eliminating the outstanding note principal.

On September 19, 2016, an entity for which Lawrence Hirson, a former director, serves as manager purchased $150,000 of promissory notes and received 3-year warrants to purchase 25,000 shares of our common stock at an exercise price of $6.00 per share.

During the years ended December 31, 2016 and 2015, our former chief executive officer paid expenses on our behalf on his personal credit card. These related party advances did not bear interest and were payable on demand. At December 31, 2016 and 2015, the balance due to our former chief executive officer was approximately $0 and $27,075, respectively, and is included in accounts payable on the accompanying consolidated balance sheets. We also had a note payable due our former chief executive officer in the amount of $12,500 at December 31, 2015, that was repaid during fiscal year 2016.

During the three months ended March 31, 2016, our former chief executive officer paid expenses on our behalf on his personal credit card. These related party advances did not bear interest and are payable on demand. At March 31, 2016, the balance due to our former chief executive officer was approximately $95,000, and is included in accounts payable on the accompanying condensed consolidated balance sheets.

See “Principal Stockholders” for a current summary of the securities owned by our officers and directors.

We believe that the foregoing transactions were in our best interests. Consistent with Section 78.140 of the Nevada Revised Statutes, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is authorized, approved or ratified by the board. We will continue to conduct an appropriate review of all related party transactions and potential conflicts of interest on an ongoing basis.

Executive Employment Arrangements

We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements, see the section of this proxy statement captioned “Executive Officer Compensation – Employment Agreements.”

Policies and Procedures for Transactions with Related Persons

We intend to adopt a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not 20permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All of the transactions described above were entered into prior to the adoption of such policy, but after presentation, consideration and approval by our Board of Directors.

STOCK OWNERSHIP

Security Ownership of Principal Stockholders, Directors and Management

The following table sets forth information as of September 30, 2017 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our named executive officers and directors and of all of our executive officers and directors as a group. As of September 30, 2017, we had 4,824,399 shares of common stock and no shares of series A preferred stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of capital stock shown as beneficially owned by the stockholder. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of September 30, 2017 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

			Number of Shares
			Subject to Options,
			Warrants and RSUs	Total Shares
	Number of Shares		Issuable	Beneficially Owned
Name of Beneficial Owners	Beneficially Held		By November 30, 2017	Number	Percent
5% Stockholders
Glenbrook Capital, L.P. (1)	526,916		188,931	715,847	14.28%

Directors and Executive Officers
Grover T. Wickersham	408,031	(2)	252,475 (3)	660,506	13.01%
Trent D. Davis	11,630		12,038	23,668	*
Michael M. Fleming	14,963		16,372 (4)	31,335	*
Melissa Heim	8,524		5,695	14,219	*
Shelly A. Saunders	-		625	625	*
Jack Peterson	42,734	(5)	42,625 (6)	85,359	1.75%
Steven Shum	17,000		19,340	36,340	*
Allen Barteld	86,667		8,333	95,000	1.97%
Murray Smith	375		5,696	6,071	*
Jarrett Catalani	-		834	834	*
All executive officers, directors	589,924		364,033 (7)	953,957	19.07%
as a group (10 persons)

* Represents beneficial ownership of less than one percent of the outstanding common stock.

(1)	Glenbrook Capital, L.P. (“Glenbrook”) is a Nevada limited partnership, the general partner of which is Glenbrook Capital Management, a Nevada corporation (“GCM”). Glenbrook is overseen by its executive officers and a board of directors consisting of four directors. Grover T. Wickersham, the corporation’s Chairman and Chief Executive Officer, is the owner of GCM. However, he does not direct the voting or disposition of the shares owned by Glenbrook. GCM disclaims beneficial ownership of the securities owned by Glenbrook Limited Partnership except to the extent of its pecuniary interest in the limited partnership.

(2)	The shares of common stock include (i) 97,114 shares held directly; (ii) 178,531 shares owned by the employee profit sharing plan of Mr. Wickersham’s company, for which he serves as trustee; (iii) 42,440 shares owned by a charitable remainder trust, for which he serves as co-trustee and a beneficiary; and (iv) 87,745 shares owned by his minor daughter’s irrevocable trust, for which he serves as trustee.

(3)	Includes (i) 205,808 shares of common stock issuable upon exercise of currently-exercisable warrants and (ii) 46,667 shares of common stock issuable upon exercise of stock options exercisable on or before November 30, 2017.

(4)	Includes (i) 9,334 shares of common stock issuable upon exercise of currently-exercisable warrants and (ii) 7,038 shares issuable upon exercise of stock options exercisable on or before November 30, 2017.

(5)	Includes (i) 9,400 shares of common stock held directly or indirectly by Mr. Peterson and (ii) 33,334 shares of common stock owned by Sandstrom Partners, of which Mr. Peterson is the current CEO.

(6)	Includes (i) 42,000 shares of common stock issuable upon exercise of currently-exercisable warrants held by Sandstrom Partners, of which Mr. Peterson is the current CEO and (ii) 625 shares of common stock issuable upon exercise of stock options exercisable on or before November 30, 2017.

(7)	Includes (i) 256,142 shares of common stock issuable upon exercise of currently-exercisable warrants and (ii) 107,891 shares issuable upon exercise of stock options exercisable on or before November 30, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors, and greater-than-10% beneficial owners were met during the fiscal year ended December 31, 2016.

PROPOSAL NO. 2

APPROVE RESERVATION OF AN ADDITIONAL 192,861 SHARES OF COMMON STOCK

FOR ISSUANCE UNDER 2016 EQUITY INCENTIVE PLAN

Our Board of Directors has previously approved the reservation of an additional 192,861 shares of Common Stock for issuance under the 2016 Plan, for a total of 500,000 shares of Common Stock, contingent upon stockholder adoption and approval of such increase at the Annual Meeting.

Description of 2016 Equity Incentive Plan

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors and encourages them to devote their best efforts to our business and financial success. In September 2016, our Board of Directors approved the adoption of the 2016 Plan. Our stockholders approved the adoption of the 2016 Plan in December 2016. The principal features of our 2016 Plan are summarized below. This summary is qualified in its entirety by reference to the actual text of the 2016 Plan, which is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on November 14, 2016 available at https://www.sec.gov/Archives/edgar/data/1534708/000161577416008258/s104584_ex10-1.htm and incorporated by reference herein.

Purpose of the 2016 Plan

The purpose of the 2016 Plan is to attract, retain and motivate directors, executive officers and other employees and certain consultants. The 2016 Plan enables us to grant equity awards to our directors, officers, employees and independent contractors providing services to us, at such levels determined by our Board of Directors, or a committee designated by the Board of Directors, to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving its business objectives, and thereby creating greater value for all our stockholders.

It is intended that the 2016 Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Authorized Shares

The maximum number of shares of our common stock that may be issued under the 2016 Plan is currently 500,000, provided that, the number of shares of our common stock reserved for issuance under the 2016 Plan will automatically increase on January 1 of each year for a period of up to 10 years, commencing on January 1, 2017, in an amount equal to 8% of the number of outstanding shares of our capital stock, calculated on an as-converted basis, on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. After taking into account the automatic increase described in the foregoing sentence, effective January 1, 2017, the aggregate number of shares of common stock that may be issued under the 2016 Plan was 307,139. The Board of Directors originally authorized the issuance of 166,667 shares of common stock for issuance under the 2016 Plan. However, in May 2017 and June 2017, the Board of Directors approved amendments to the 2016 Plan to increase the number of shares of common stock reserved thereunder to a new total of 389,709 and 500,000 shares, respectively (and each on a post-reverse split basis), contingent upon stockholder adoption and approval of such increase at the next annual meeting of stockholders.

Shares subject to stock awards granted under the 2016 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under the 2016 Plan. Additionally, shares issued pursuant to stock awards under the 2016 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under the 2016 Plan.

Eligibility for Awards and Plan Administration

Employees, independent contractors and directors of us and our affiliates are eligible to receive awards under the 2016 Plan, along with such other individuals designated by the Board of Directors (or a duly authorized committee of our Board of Directors) who are reasonably expected to become employees, independent contractors or directors after the receipt of awards under the 2016 Plan.

Our Board of Directors, or a duly authorized committee of our Board of Directors, currently the compensation committee, will administer the 2016 Plan. Our Board of Directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2016 Plan, our Board of Directors has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share of our common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements. The Board of Directors may also amend outstanding awards under the 2016 Plan for the purpose of modifying the time or manner of vesting or the term of any outstanding award, with the consent of any adversely affected participant.

Stock Options

Incentive stock options and non-qualified stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2016 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2016 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

Restricted Stock Unit Awards

Restricted stock unit awards (“RSUs”) are awards of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock, and granted pursuant to restricted stock unit award agreements adopted by the plan administrator. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Restricted Stock Awards

Restricted stock awards are awards of actual shares of common stock, and are granted pursuant to restricted stock award agreements adopted by the plan administrator. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ceases for any reason, we may receive through a forfeiture condition or a repurchase right any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us.

Stock Appreciation Rights

Stock appreciation rights are awards to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the stock appreciation right multiplied by the excess of the fair market value of a share of common stock on the date the award is exercised over the exercise price for the stock appreciation right. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2016 Plan may, but need not, vest and become exercisable in periodic installments as specified in the stock appreciation right agreement as determined by the plan administrator.

Performance Awards

The 2016 Plan provides that the plan administrator shall have the authority, at the time of grant of any awards contemplated by the 2016 Plan (subject to certain exceptions) to designate such award as a “performance-based compensation” award in order to qualify such award as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility imposed by Section 162(m) of the Code. Our Board of Directors (or a committee thereof) may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Unless the Board of Directors determines to submit the performance-based compensation award portions of the 2016 Plan and the definition of “performance goal” and “performance criteria” to our stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the 2016 Plan was last approved by stockholders (or any earlier meeting designated by the Board of Directors), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further performance compensation awards shall be made under the 2016 Plan after the date of such annual meeting, but the 2016 Plan may continue in effect for awards to participants not in accordance with Section 162(m) of the Code.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as any stock or extraordinary cash dividend, stock split, reverse stock split, recapitalization, reorganization merger, consolidation, combination, exchange or other relevant change in capitalization, appropriate adjustments will be made to the exercise price of options and stock appreciation rights, the maximum number of shares subject to all awards and the maximum number of shares with respect to which any one person may be granted awards during any period stated in the 2016 Plan. Any adjustments will be made to ensure that any adjustments will not constitute a modification of any stock options within the meaning of Section 424(h)(3) and Section 409A of the Code, will not adversely affect applicable exemptions under the Exchange Act and rules promulgated thereunder, and will not cause us to be denied a tax deduction on account of Section 162(m) of the Code.

Change in Control

The 2016 Plan provides that in the event of a change in control, unless otherwise provided in an applicable award agreement, all options and stock appreciation rights shall become immediately exercisable with respect to 100% of the shares subject to such options or stock appreciation rights, and the restricted period shall expire immediately with respect to 100% of the shares of restricted stock or restricted stock units. In addition, the plan administrator may in its discretion and upon advance notice, cancel any outstanding awards and pay to the holders thereof, in cash or stock or a combination thereof, the value of such awards based upon the price per share of common stock received in the event. Under the 2016 Plan, a change in control is defined to include (1) a sale, transfer, conveyance or other disposition of all or substantially all of our assets to any person or entity that is not our subsidiary; (2) individuals who constitute our incumbent Board of Directors ceasing to constitute at least a majority of our Board of Directors; (3) a complete liquidation or dissolution of us; (4) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; or (5) a merger, consolidation or similar transaction in which our stockholders immediately prior to the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity).

Transferability

A participant may not transfer stock awards under the 2016 Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2016 Plan.

Plan Amendment or Termination

Our Board of Directors has the authority to amend, suspend or terminate the 2016 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. The 2016 will automatically terminate upon the tenth anniversary of the date our Board of Directors adopted the 2016 Plan. No stock awards may be granted under the 2016 Plan while it is suspended or after it is terminated, but awards granted before the termination date of the 2016 Plan may extend beyond such date.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of transactions under the 2016 Plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-qualified Stock Options. The grant of a Non-Qualified Stock Option under the 2016 Plan will not result in any federal income tax consequences to the participant or to us. Upon exercise of a Non-qualified Stock Option, the participant generally must recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If a participant exercises a Non-Qualified Stock Option and receives shares that are subject to the insider trading provisions of Section 16(b) of the Exchange Act and sale of the shares could subject the participant to liability under Section 16(b), then the participant will not recognize income upon the exercise of the option until the six-month period during which section 16(b) applies has lapsed or the stock is sold, if a sale occurs earlier. The participant will have to pay taxes (including income taxes and, if the participant is an employee, Social Security, unemployment and Medicare taxes) at the time a Non-Qualified Stock Option is exercised even though the shares received upon exercise might not be sold until a later taxable year.

Incentive Stock Options. The grant of an Incentive Stock Option under the 2016 Plan will not result in any federal income tax consequences to the participant or to us. A participant recognizes no federal taxable income upon exercising an Incentive Stock Option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an Incentive Stock Option, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Stock Option was granted, nor within one year after the Incentive Stock Option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is our employee. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. Generally, common stock acquired through the exercise of an Incentive Stock Option will not be considered to have been disposed of if transferred by reason of death, through certain tax-free reorganizations, or if pledged or liened.

The “spread” under an Incentive Stock Option —i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock. Restricted Stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss treatment depending on the sales price and how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any subsequent gain.

Participants receiving Restricted Stock Awards may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such Restricted Stock is granted, the amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. The Section 83(b) Election must be made within 30 days from the time the Restricted Stock is issued.

Other Awards. Other Stock-Based Awards (such as Restricted Stock Units) are generally treated as ordinary compensation income as and when Common Stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. We are generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code. Under Code Section 162(m), no deduction is allowed in any taxable year for compensation in excess of $1 million paid to our “covered employees.” A “covered employee” is our chief executive officer and our three other most highly compensated officers other than the chief financial officer. An exception to this rule applies to “qualified performance based compensation,” which generally includes stock options and stock appreciation rights granted under a stockholder approved plan, and other forms of equity incentives, the vesting or payment of which is contingent upon the satisfaction of certain stockholder approved performance goals. We intend that the 2016 Plan allow for the grant of Options and Stock Appreciation Rights that may be treated as “qualified performance based compensation” that is exempt from the limitations of Code Section 162(m), and for the grant of other performance-based awards that may be treated as “qualified performance based compensation,” but it makes no assurance that either such type of award will be so treated.

Vote Required

The approval of the reservation of an additional 192,861 shares of Common Stock for issuance under the 2016 Plan requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR the reservation of AN ADDITIONAL 192,861 shares of common stock for issuance Under the 2016 Equity Incentive Plan, FOR A TOTAL OF 500,000 SHARES OF COMMON STOCK.

[Remainder of page intentionally left blank]

PROPOSAL NO. 3

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of BPM LLP (“BPM”) acted as our independent registered public accounting firm since December 16, 2014 and audited our financial statements for the years ended December 31, 2016, 2015 and 2014. BPM was responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit.

On October 6, 2017, the Board of Directors, upon the recommendation of the audit committee, approved the dismissal of BPM as our independent registered public accounting firm.

The reports of BPM on our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and 2015 and any subsequent interim period through June 30, 2017, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BPM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BPM, would have caused BPM to make reference thereto in its reports on the consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2016 and 2015 and any subsequent interim period through June 30, 2017, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided BPM with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that BPM furnish us with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BPM agrees with the statements related to them made by us in our Current Report on Form 8-K filed with the SEC on October 9, 2017 related to these matters. A copy of BPM’s letter to the SEC dated October 6, 2017 is attached as Exhibit 16.1 to such Current Report on Form 8-K.

On October 6, 2017, the Board of Directors, upon the recommendation of the audit committee, approved the appointment of M&K CPAS, PLLC (“M&K”) as our new independent registered public accounting firm, effective immediately. During the fiscal years ended December 31, 2016 and 2015 and any subsequent interim period through June 30, 2017, neither us, nor anyone on our behalf, consulted M&K regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by M&K that M&K concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

A representative of M&K is expected to be present at the Annual Meeting.

Audit Fees

BPM billed us $60,000 in fees for our 2016 annual audit and $37,800 in fees for the review of our quarterly financial statements in 2016. BPM billed us $52,500 in fees for our 2015 annual audit and $37,800 in fees for the review of our quarterly financial statements in 2015. M&K has not billed us any fees for any services to date.

Audit Related Fees

We did not pay any fees to BPM for assurance and related services in 2016 or 2015 that are not reported above under Audit Fees.

Tax Fees

For each of the fiscal years ended December 31, 2016 and 2015, the aggregate fees billed for tax compliance by BPM were $0.

All Other Fees

For the fiscal years ended each of December 31, 2016 and 2015, the aggregate fees billed for other products or services by BPM were $0. BPM did not provide or conduct any other products or services during those periods.

Pre-Approval Policies and Procedures

We have implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, our audit committee pre-approves all services to be provided by our independent registered public accounting firm and the estimated fees related to these services.

All audit, audit related, and tax services were pre-approved by the audit committee, which concluded that the provision of such services by our independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Our pre-approval policies and procedures provide for the audit committee’s pre-approval of specifically described audit, audit-related, and tax services on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policies and procedures also require specific approval by the audit committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policies and procedures authorize the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

In connection with our financial statements for the fiscal year ended December 31, 2016, the Audit Committee has:

• Reviewed and discussed the audited financial statements with management;

• Discussed with our independent registered public accounting firm the matters required to be discussed by applicable auditing standards; and

• Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the Audit Committee approved our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Submitted by the Audit Committee:

Michael M. Fleming (Chair)

Trent D. Davis

Shelly A. Saunders

Vote Required

The ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR RATIFICATION OF THE APPOINTMENT OF M&K CPAS, PLLC

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

THE FISCAL YEAR ENDING DECEMBER 31, 2017.

[Remainder of page intentionally left blank]

OTHER MATTERS

Stockholder Communications with the Board of Directors and Board Attendance at Annual Stockholder Meetings

Our stockholders may, at any time, communicate in writing with any member or group of members of the Board of Directors by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

The Chairman of the Board of Directors is expected to make all reasonable efforts to attend our annual stockholder meeting in person. If the Chairman is unable to attend an annual stockholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors are expected to attend our annual stockholder meeting in person if reasonably possible. The Company held its 2016 annual meeting on December 15, 2016.

Proxy Materials Delivered to a Shared Address

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one proxy statement. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from us or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders household our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at 2150 SE Hanna Harvester Drive, Portland, Oregon 97222, or by telephone at (971) 888-4264. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to 2150 SE Hanna Harvester Drive, Portland, Oregon 97222, attention: Secretary. We will deliver a separate copy of our proxy statement to any stockholder who so requests in writing promptly following our receipt of such request.

Transaction of Other Business

Our Board of Directors knows of no other matters to be submitted at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof as the proxy holders deem advisable.

Annual Report to Stockholders and Form 10-K

Our Annual Report to Stockholders for the year ended December 31, 2016 (which is not a part of our proxy solicitation materials) is being mailed to our stockholders with this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2016, without exhibits, is included with the Annual Report to Stockholders.

By Order of the Board of Directors

Grover T. Wickersham

Chief Executive Officer and Chairman of the Board

Portland, Oregon

October 9, 2017

EASTSIDE DISTILLING, INC.
2150 SE HANNA HARVESTER RD
PORTLAND, OR 97222

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Trent D. Davis 02) Michael M. Fleming 03) Shelly A. Saunders 04) Jack Peterson 05) Grover Wickersham

The Board of Directors recommends you vote FOR proposals 2 and 3.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000346011_1 R1.0.1.17